CERTIFICATE OF AMENDMENT


                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                     FIRST INVESTORS LIFE INSURANCE COMPANY

                        UNDER SECTION 805 OF THE BUSINESS
               CORPORATION LAW AND SECTION 53 OF THE INSURANCE LAW

                           * * * * * * * * * * * * * *

               WE, THE UNDERSIGNED, RICHARD H. GAEBLER and ANDREW J. DONOHUE, being respectively the President and the Secretary of FIRST INVESTORS LIFE INSURANCE COMPANY hereby certify:

               1. The name of the corporation is FIRST INVESTORS LIFE INSURANCE COMPANY.

               2. The Certificate of Incorporation of said corporation was filed by the Superintendent of Insurance on the 6th day of September, 1962 and Certificates of Amendment thereto were filed by the Superintendent of Insurance on the 9th day of April, 1965, the 4th day of November, 1974 and the 27th day of October, 1982.

               3. The amendment to the Certificate of Incorporation effected by this Certificate is as follows: Article VIII of the Certificate of Incorporation is amended to read as follows:

                  The amount of capital stock of the Corporation shall be ONE MILLION ONE HUNDRED TWENTY TWO THOUSAND ONE HUNDRED THIRTY FIVE DOLLARS ($1,122,135.00) consisting of FIVE HUNDRED THIRTY FOUR THOUSAND THREE HUNDRED FIFTY (534,350) shares of capital stock of the par value of TWO DOLLARS AND TEN CENTS ($2.10) each.

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               4. The amendment was  authorized by vote of the  shareholders  of
FIRST INVESTORS LIFE INSURANCE COMPANY at a meeting held June 5, 1984 upon notice pursuant to Section 605 of the Business corporation Law of the State of New York.

               IN WITNESS WHEREOF, we have signed this certificate on the 7th day of June, 1984.



                                               /S/ Richard H. Gaebler
                                               ----------------------
                                                   Richard H. Gaebler
                                                       President



                                               /S/ Andrew J. Donohue
                                               ----------------------
                                                   Andrew J. Donohue
                                                       Secretary


STATE OF NEW YORK )
                                    :
COUNTY OF NEW YORK         )

               RICHARD H. GAEBLER, being duly sworn, deposes and says that he is the President of First Investors Life Insurance Company, that he has read the foregoing certificate and knows the contents and that the statements therein contained are true.



                                                       -------------------------


Sworn to before me this 7th day of June, 1984.

/S/ Karen McCarthy
------------------
Karen McCarthy
Notary Public, State of New York